UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

UNITED COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

United States	0-51800	36-4587081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana		47025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 537-4822

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2012, United Community Bancorp, a federal corporation, announced that, based on the preliminary results of the subscription and community offering of United Community Bancorp, an Indiana corporation (the “Company”), the Company has not yet received orders for a sufficient number of shares to complete the offering. In order to complete the offering, the Board of Directors has determined to increase the maximum purchase limitations in the offering and offer those persons who subscribed for the initial maximum number of shares in the subscription and community offering the opportunity to increase their orders. The maximum purchase limitation has been increased from 62,500 shares to 5.0% of the shares sold in the offering (148,339 shares and 174,516 shares at the minimum and midpoint of the offering range, respectively). The Company has also received the required regulatory approval to further increase, without further notice, the purchase limitation to 9.99% of the total number of shares to be sold in the offering, provided orders for stock exceeding 5% of the total offering shall not exceed 10% of the offering.

A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

99.1	Press Release dated December 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: December 17, 2012	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer